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Ref. 3399

EXHIBIT 23.3

CONSENT OF SPROULE ASSOCIATES INC.

We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of January 1, 2006, included in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. (the "Company") for the year ended December 31, 2008, as well as in the notes to the financial statements included therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-152311) and the Registration Statements on Form S-8 (Nos. 333-138704 and 333-144878) of the references to our firm, in the context in which they appear, and to our reserve estimates as of January 1, 2006, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as well as in the notes to the financial statements included therein.

Sincerely,
SPROULE U.S. LIMITED
/s/ HARRY J. HELWERDA Harry J. Helwerda, P. Eng. Executive Vice-President

March 11, 2009

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HJH:paob
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CONSENT OF SPROULE ASSOCIATES INC.